UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2019

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

Tellurian Inc. (“Tellurian”) is filing this Form 8-K to provide certain information in addition to that set forth in the definitive proxy statement (the “Definitive Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2019 relating to, among other things, the Common Stock Purchase Agreement (the “Tellurian CSPA”), dated as of April 3, 2019, by and between Tellurian and TOTAL Delaware, Inc., a Delaware corporation and subsidiary of TOTAL S.A. (“TOTAL”), pursuant to which TOTAL has agreed to purchase, and Tellurian has agreed to issue and sell in a private placement to TOTAL, 19,872,814 shares of Tellurian common stock in exchange for a cash purchase price of $10.064 per share (the “Per Share Purchase Price”), which would result in aggregate gross proceeds to Tellurian of approximately $200 million (the “Private Placement”).  This Form 8-K should be read in conjunction with the disclosures contained in the Definitive Proxy Statement.  Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein.

The description of the Private Placement on page 19 of the Definitive Proxy Statement in the “Overview” section is supplemented by adding the following after the first paragraph thereof:

The Per Share Purchase Price is equal to the volume-weighted average trading price of the Tellurian common stock for the 15-trading day period ending on March 27, 2019. The parties selected March 27 as the end of the pricing determination period in order to have the price fixed prior to the meeting of the Tellurian Board on March 29 at which the Board approved the Private Placement. The period between March 29 and the execution of the Tellurian CSPA was spent finalizing the documentation of that agreement and the Heads of Agreement between the parties described in “Certain Relationships and Related Party Transactions—Total Transactions.”

The description of the Private Placement on page 20 of the Definitive Proxy Statement in the “Overview” section is supplemented by adding the following as the penultimate paragraph of that section:

During separate telephonic meetings held on March 29, the Board first met to review, consider, and approve the Tellurian CSPA and then the Audit Committee met to review, consider, and approve the Tellurian CSPA.  These were the only Board or Audit Committee meetings held regarding the Tellurian CSPA.  The Board and the Audit Committee did not retain a financial advisor in connection with approval of the Tellurian CSPA, including the Per Share Purchase Price.  Due to his affiliation with TOTAL, Mr. Festa recused himself from the Board vote to approve the Tellurian CSPA, which was unanimously approved by the other directors.  The Audit Committee reviewed and approved the Tellurian CSPA and the 2019 TOTAL Voting Agreements prior to their execution. The Company will consider whether to amend its governance guidelines and Audit Committee Charter to clarify the requirements for Certain Relationships and Related Party Transactions in the future.

The “Vote Required for Approval” section on page 21 of the Definitive Proxy Statement is supplemented by adding the following at the end of the first paragraph of that section:

As a result of the 2019 Total Voting Agreements, assuming all other closing conditions are met, the 2019 Total Voting Agreement holders have sufficient shares to ensure an affirmative vote of the holders of a majority of the votes cast with respect to Proposal 2.

The Definitive Proxy Statement is supplemented by the addition of a new section entitled “Stockholder Litigation” immediately prior to the “Board Recommendation” section on page 21 as follows:

Stockholder Litigation

On May 14, 2019, Thomas L. Hogan, a purported stockholder of the Company, filed a Verified Class Action Complaint in the Court of Chancery of the State of Delaware (the “Court”), styled Hogan v. Souki, C.A. No. 2019-0354-AGB (the “Hogan Action”), and a motion for expedited proceedings and motion for preliminary injunction seeking an order from the Court enjoining the Annual Meeting unless and until the Company made disclosures regarding the Share Issuance Proposal.  The stockholder plaintiff in the Hogan Action asserts that the Board failed to disclose material information in connection with the Share Issuance Proposal, including (i) any information concerning the process and/or negotiations between Tellurian and TOTAL concerning the Tellurian CSPA or alternatives, if any, explored by the Board in lieu of the Tellurian CSPA and/or the Private Placement; (ii) any information concerning whether any prophylactic measures were implemented by the Board to protect against conflicts of interest by TOTAL and Tellurian director Eric P. Festa concerning the Private Placement to TOTAL, where Mr. Festa currently serves as an executive; (iii) information concerning whether the Board retained and/or consulted with any advisors in connection with the Tellurian CSPA and the Private Placement and the terms of their advisory arrangement; and (iv) any financial analysis or a summary of any financial analysis prepared for the Board in connection with approval of the Tellurian CSPA and the Private Placement.  The stockholder plaintiff has further asserted that the Audit Committee should have met first before the Board met to review, consider, and approve the Share Issuance Proposal.  On May 21, 2019, the Court granted the motion to expedite in the Hogan Action and scheduled a preliminary injunction hearing for May 31, 2019.

On May 21, 2019, Robert Chambers, a purported stockholder of the Company, filed a Verified Class Action Complaint for Breach of Fiduciary Duty in the Court, styled Chambers v. Souki, C.A. No. 2019-0375-AGB  (the “Chambers Action”).  The stockholder plaintiff in the Chambers Action asserted similar allegations to those asserted in the Hogan Action.  On May 24, 2019, the Court consolidated the Hogan Action and the Chambers Action into one consolidated action, styled In re Tellurian Inc. Stockholders Litigation, Consolidated C.A. No. 2019-0354-AGB (the “Consolidated Action”).

The sentence in the “Board Recommendation” section on page 21 of the Definitive Proxy Statement is revised as follows:

The Board recommends that Tellurian stockholders vote to approve the Share Issuance Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: May 24, 2019	By:	/s/ Antoine J. Lafargue
	Name:	Antoine J. Lafargue
	Title:	Senior Vice President and Chief Financial Officer